EXHIBIT 10.23
                                    AGREEMENT

         THIS AGREEMENT, made and entered into this 18th day of August, 1998, by and between Procura Financial Consulting, c.c., ("PFC") a closed corporation registered in the Republic of South Africa, located at P.O. Box 73192, Lynnwood Ridge 0040 South Africa and Environmental Remediation Holding Corporation ("ERHC"), 1686 General Mouton, Lafayette, LA 70508.
         For and in consideration of the sum of $10.00, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:
         1. PFC hereby transfers, sells, and assigns to ERHC all its right, title, and interest in and to certain rights and entitlement arising out of that certain agreement dated July 29, 1997, titled Memorandum of Understanding
Between The Democratic Government of Sao Tome and Principe ("DRSTP") and Environmental Remediation
Holding Corporation and Procura Financial Consulting, c.c.
         2. ERHC agrees in consideration therefor, to issue a total of 1,000,000 shares of its common stock (restricted under Rule 144) within ten (10) days hereof; and an additional 250,000 shares of which were earned as of May 1, 1997 and the balance of 750,000 of which shall be deemed earned and subject to issuance effective as of the date of the agreement.

         IN TESTIMONY WHEREOF, witness the signatures of the parties hereto.

                                             Procura Financial Consulting, c.c.,

                                             By:            /s/ Pieter DuRand


                                             Environmental Remediation Holding
                                             Corporation

                                             By:            /s/ Noreen Wilson